Exhibit 99.1

HMS Holdings Provides An Update on Status of Fiscal Year-End SEC Reporting: Estimated Impact on FY2016 CMS Reserve Liability

IRVING, Texas, March 16, 2017 (GLOBE NEWSWIRE) -- On March 16, 2017, HMS Holdings Corp. (the “Company” or “HMS”) (NASDAQ:HMSY), a leading provider of coordination of benefits, payment integrity and care management solutions for payers, provided an update on the status of its fiscal year-end SEC reporting.

On March 2, 2017, the Company filed a Form 12b-25 (the “Form 12b-25”) disclosing that the Company would be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”) within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expires on March 16, 2017. The Company is unable to file its 2016 Form 10-K within the extension period because it needs additional time to complete the Company’s previously disclosed review of its CMS reserve and related internal controls over financial reporting.  While the Company has not yet completed its assessment of the effectiveness of its internal controls over financial reporting as of December 31, 2016, it has determined that there is a material weakness in its internal controls related to the CMS reserves. The Company is continuing to evaluate whether this issue affects its consolidated financial results, primarily focusing on prior periods in which revenue relating to the CMS business was recorded. The Company currently expects the range of impact to the CMS reserve liability to be within a range of $5 million increase or decrease to the recorded reserve at December 31, 2016. Additionally, there could be in-period or cumulative adjustments that could result from shifts between accounting periods in the timing and amount of the reserve liability that is recorded.

As a result of the foregoing, the Company expects to receive a notification letter from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”), stating that the Company is no longer in compliance with NASDAQ rules which requires timely filing of periodic reports with the Securities and Exchange Commission.  The Company does not expect the notification to have an immediate effect on the continued listing of the Company’s common stock on the NASDAQ Global Select Market.  The Company separately has obtained an amendment to its Credit Agreement dated May 3, 2013 among the Company, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as administrative agent, providing the Company 180 days from its December 31, 2016 fiscal year end to file its 2016 Form 10-K.

About HMS

HMS Holdings Corp., through its subsidiaries, provides coordination of benefits, payment integrity and care management solutions for payers. HMS serves state Medicaid programs; commercial health plans, including Medicaid managed care, Medicare Advantage and group and individual health lines of business; federal government health agencies, including the Centers for Medicare & Medicaid Services and the Veterans Health Administration; government and private employers; child support agencies; and other healthcare payers and sponsors. As a result of HMS’s services, customers recover billions of dollars annually and save billions more through the prevention of improper payments.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements reflect our current expectations, projections and assumptions about our financial results, business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. Additional facts, different accounting determinations or remediation activities could cause actual results to differ from those stated or implied in our forward-looking statements, as could the other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.  Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Dennis Oakes
SVP, Investor Relations
dennis.oakes@hms.com
212-857-5786

Media Contact:
Francesca Marraro
VP, Marketing and Communications
fmarraro@hms.com
212-857-5442